Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Missouri Premium Income Municipal Fund

811-07616
333-164817

An additional preferred class of the registrants securities have been registered and have become effective on November 4, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred
Shares.

A copy of such Prospectus is contained in the Funds 497 filing on November 5, 2010, accession number
0001193125- 10-249725, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form
N-SAR.